UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2021
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust St.
Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Certain Member Directors

On August 13, 2021, Russell J. Lau, Chairman and CEO of Finance Factors, Limited, in Honolulu, Hawaii, John A. Klebba, Chairman and CEO of Legends Bank in Linn, Missouri, and Steven L. Bumann, CFO of BankWest, Inc. in Pierre, South Dakota, were declared elected by the Federal Home Loan Bank of Des Moines (“Bank”) to serve as member directors on the Bank’s board of directors (“Board”) for four-year terms commencing January 1, 2022. Messrs. Klebba and Bumann currently serve on the Board, and Mr. Lau previously served on the Board with his most recent term ending in 2017. The 2022 Board committees on which these individuals will be named to serve has not been determined as of the date of this filing.

Legal Framework for the Deemed Election

The election took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended (“Bank Act”), and the related regulations of the Federal Housing Finance Agency (“Finance Agency”). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank’s members in the relevant state. On August 13, 2021, the Bank sent notice of the election of Messrs. Lau, Klebba and Bumann to members located in each such individual’s respective state.

Compensation of Directors for 2022

The Bank expects to compensate Messrs. Lau, Klebba and Bumann in accordance with the Bank’s 2022 Director Fee Policy, a policy that has not yet been adopted. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a Bank director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the Bank’s member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13-- Certain Relationships and Related Transactions, and Director Independence of the Bank’s 2020 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 10, 2021.

Item 7.01 Regulation FD Disclosure.

Attached as exhibits to this Form 8-K are election announcements to Hawaii, Missouri and South Dakota members dated August 13, 2021. The information contained in the exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1    Hawaii Member Announcement, dated August 13, 2021, issued by the Bank

Exhibit Number 99.2    Missouri Member Announcement, dated August 13, 2021, issued by the Bank

Exhibit Number 99.3    South Dakota Member Announcement, dated August 13, 2021, issued by the Bank

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 13, 2021	By:	/s/ Aaron B. Lee

Name: Aaron B. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Hawaii Member Announcement, dated August 13, 2021, issued by the Bank
99.2	Missouri Member Announcement, dated August 13, 2021, issued by the Bank
99.3	South Dakota Member Announcement, dated August 13, 2021, issued by the Bank